Exhibit 99.3

Ciena Acquisition of Cyan FAQ
General

1.
What was announced today? Today, Ciena and Cyan announced that they have entered into a definitive agreement in which Ciena will acquire all of the outstanding shares of Cyan, in a cash and stock transaction currently valued at approximately $400 million (or approximately $335 million, net of estimated cash). Upon the closing of the transaction, Cyan shareholders will receive consideration equal to the value 0.224 shares of Ciena common stock (89% of which will be delivered in Ciena common stock and 11% will be delivered in cash based on the value of Ciena common stock at closing). This exchange ratio represents approximately $4.75 per share of Cyan common stock, based on Ciena’s 20-day volume weighted average price as of May 1, 2015. Based on the closing price of Cyan’s stock of $3.65 on May 1, 2015, this reference price represents a premium of approximately 30%.

2.
Why is Ciena acquiring Cyan? Cyan offers SDN, NFV, and metro packet-optical solutions, which have built a strong customer base that is complementary to Ciena. Cyan brings exciting new software capabilities that Ciena expects to be industry-changing over the longer term as well as a packet-optical hardware business that offers immediate value.

a.
Cyan also provides multi-vendor network and service orchestration and next-generation network management software with advanced visualization. When combined with Ciena’s Agility software portfolio, we expect Cyan’s next-generation software and platforms will enable greater monetization for network operators through more efficient utilization of network assets and faster time-to-market with differentiated and profitable services.

3.
Why is this good for the market? Ciena and Cyan share the same belief that disruptive innovations and a customer-first approach are key ingredients in helping customers transform their networks. Together, Ciena and Cyan are confident that our combined efforts will accelerate this transformation adding significant value for our customers.

4.
Why is this a good thing for Cyan’s customers? Ciena has a long history of providing best-in-class network infrastructure systems. They also have a deep understanding of Cyan’s customer-base and the business challenges facing the industry. We are confident our customers can rest assured that the combination of Ciena and Cyan will accelerate our ability to serve both their network infrastructure requirements and their transformation to a virtualized, software-controlled network. Ciena has made it clear that they are committed to meeting the needs of Cyan’s existing customer base and providing them with an outstanding customer experience.

5.	Now that a deal is signed, what happens next? There is no change to our normal operations. Cyan will continue to operate as it has in the past, nothing will change until the deal closes.

6.	When do we expect the deal to close? We expect the deal to close in the third calendar quarter.

Exhibit 99.3

SALES AND SERVICES

7.
What specific benefits will Ciena bring to the table for Cyan customers? We anticipate this acquisition will provide customers with a number of specific benefits as it relates to their business with Cyan:

a.	Scale and Stability: Ciena provides Cyan with a stronger balance sheet, greater operational scale and support, and global channel and customer relationships all of which can benefit Cyan’s customers.

b.
History of Successful Integrations: Ciena is committed to meeting the needs of Cyan’s existing customer base and providing them with an outstanding customer experience, just as they successfully did with the Nortel MEN transaction and others before it.

c.	Development Resources: As part of Ciena, we believe Cyan will be able to take advantage of a much larger pool of development resources on our transformational technology.

d.	Support Services: Ciena has a large global services and support organization providing an added layer of assurance for Cyan’s customers.

8.
What should I say about the Z-Series considering there’s likely overlap between Ciena and Cyan’s hardware product portfolios? First of all, there is no change to Cyan’s business until the deal closes; we intend that Cyan will continue to operate as it always has and there won’t be any change to our sales process and strategy until that time. Portfolio decisions will be made as part of the integration activities and will be communicated after the companies are combined. Ciena has made it clear that they are committed to meeting the needs of Cyan’s existing customer base and providing them with an outstanding customer experience, just as they successfully did with the Nortel MEN transaction.

9.
Can I start working with my Ciena sales counterparts to share data on accounts? No, during this period before the deal closes you cannot share information about products, processes, customers, personnel or strategy with your Ciena sales counterparts.

10.
Are there any changes to Z-Series services or support for the Z-Series platforms? Not at this time. As mentioned, there is no change to Cyan’s business until the deal closes. Cyan will operate as it always has until that time and our sales process, services and support, and strategy should not change.

Exhibit 99.3

EMPLOYEE

11.
What happens to my options/RSUs as a result of this transaction? Once the deal closes, Cyan’s options/RSUs will be converted into Ciena options/RSUs at a conversion ratio of .224 for every share of Cyan. The vesting remains unchanged.

12.
How will Cyan fit into Ciena’s structure? Our own Mike Hatfield will be an SVP of Ciena and will play a leading role in the combined SDN and NFV division that arises from this merger. Cyan’s Petaluma office will be home to a new center of excellence for Ciena. So our executives will have a key role in shaping what comes next. We will communicate on a regular basis regarding the status of the integration planning so that you’re in the know and understand the process.

13.
What’s going to happen to my job? In the near term, no one’s job will be affected by this announcement. Ciena and Cyan operate as separate entities until the deal closes. We expect the deal to close in the calendar third quarter. Ciena has made it clear that they value the incredible innovations that Cyan has brought to market and the talented employees that made this happen.

14.
Who will manage integration activities and when can I expect to get more information? Both Cyan and Ciena will be establishing cross-functional integration planning teams to ensure that we meet the desired goals for the combined company and achieve the timeline for a successful integration. We anticipate a more detailed communication about roles and responsibilities will occur in the coming weeks.

15.
Can I start working with my Ciena counterparts? Before the deal closes, unless directed by the Cyan integration team, you cannot share information about products, processes, customers, personnel or strategy with your Ciena counterparts.

16.	What will happen to the Cyan company name? Once the transaction is complete, Cyan will become a part of Ciena and the name will no longer exist.

17.	What will happen to Cyan’s product names? Product naming will be part of our integration activities, and we will approach decisions with an eye toward leveraging existing brand equity.

Cautionary Statement Regarding Forward Looking Statements

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to Cyan (“Cyan”) or Ciena Corporation (“Ciena”), the management of either such company or the proposed transaction between Cyan and Ciena, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current

Exhibit 99.3

plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Cyan and Ciena undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the networking industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” “can” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents Cyan and Ciena have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) Cyan and Ciena may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Cyan and Ciena or such integration may be more difficult, time-consuming or costly than expected; (4) Cyan’s and/or Ciena’s businesses may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with customers or retaining key employees; (6) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; or (7) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by Cyan and Ciena. Neither Cyan nor Cyan gives any assurance that either Ciena or Cyan will achieve its expectations.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Cyan and Ciena described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. All forward-looking statements included in this document are based upon information available to Cyan and Ciena on the date hereof, and neither Cyan nor Ciena assumes any obligation to update or revise any such forward-looking statements.

Additional Information and Where to Find It

This document relates to a proposed transaction between Cyan and Ciena, which will become the subject of a registration statement and joint proxy statement/prospectus forming a part thereof to be filed with the SEC by Ciena. This document is not a substitute for the registration statement and joint proxy statement/prospectus that Ciena will file with the SEC or any other documents that Cyan or Ciena may file with the SEC or send to stockholders in connection with the proposed transaction. Before making any voting decision, investors and security holders are urged to read the registration statement, joint proxy statement/prospectus and all other relevant

Exhibit 99.3

documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.
Investors and security holders will be able to obtain free copies of the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Cyan or Ciena through the website maintained by the SEC at www.sec.gov.
In addition, investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus, once it is filed, from Cyan by accessing Cyan’s website at investor.cyaninc.com/investors/default.aspx or upon written request to ir@cyaninc.com.
Participants in Solicitation

Cyan, Ciena and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cyan’s stockholders in connection with the proposed transaction. Information regarding Cyan’s directors and executive officers is contained in the proxy statement for Cyan’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2015. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Cyan’s website at investor.cyaninc.com/investors/sec-filings/default.aspx. Information regarding Ciena’s executive officers and directors is contained in the proxy statement for Ciena’s 2015 Annual Meeting of Stockholders filed with the SEC on February 11, 2015. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Ciena’s website at www.ciena.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.